                                                                     EXHIBIT 1.3

                                 $[------------]

                       PIEDMONT NATURAL GAS COMPANY, INC.

                        MEDIUM-TERM NOTES, SERIES [____]




                                AGENCY AGREEMENT


                                                      -------------------, [---]



[Names and Addresses of Agents]



Dear Sirs:

                  1. INTRODUCTION. Piedmont Natural Gas Company, Inc., a North Carolina corporation (the "Issuer"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Issuer of up to $[________] aggregate principal amount of its Medium-Term Notes, Series [_], Due Not Less Than Nine Months from Date of Issue registered under the registration statement referred to in Section 2(a) (any such Medium-Term Notes, being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be sold pursuant to Section 3 of this Agreement or as contemplated by Section 11 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Sections 3 and 11 of this Agreement. The Securities will be issued under the Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc., a New York corporation (the "Predecessor Company"), and Citibank, N.A., as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of February 25, 1994, among the Issuer, the Predecessor Company and the Trustee (collectively, the "Indenture").

                  The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

                  2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to, and agrees with, each Agent as follows:

                           (a) The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and has filed with the Commission a registration statement on such form (No. 33-[ ]), including a prospectus, relating to debt securities of the Issuer, including the Securities (the "Registered Securities"), which have become effective under the Act. Such registration statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date. The Registration Statement, as it may be amended or supplemented, meets the requirements set forth in Rule 415(a)(1)(x) and (a)(2) under the Act and complies in all material respects with said Rule.

                           (b) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all respects to the requirements of the Act, the Rules and Regulations, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations under the Trust Indenture Act (the "Trust Indenture Act Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein. The Indenture, including any amendment and supplements thereto, pursuant to which the Securities will be issued, will conform with the requirements of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

                           (c) The financial statements of the Issuer and its subsidiaries set forth in the Registration Statement and Prospectus fairly present the financial condition of the Issuer and its subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with generally accepted accounting principles as applied in the United States consistently applied throughout the periods involved (except as otherwise stated therein).

                           (d) The Issuer and each of its significant subsidiaries within the meaning of Regulation S-X (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business; and all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interest, claims, liens or encumbrances.

                           (e) The Indenture and the Securities have been duly authorized, the Indenture has been duly qualified under the Trust Indenture Act and executed and delivered and constitutes, and the Securities, when duly executed, authenticated, issued and delivered as contemplated herein and in the Indenture, will constitute, valid and legally binding obligations of the Issuer enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (f) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus, there is no statute required to be described in the Prospectus that is not described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required, and the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown.

                           (g) The Issuer's authorized equity capitalization is as set forth in the Prospectus (if contained therein).

                           (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and as may be required under state securities laws and such other approvals as have been obtained.

                           (i) The execution, delivery and performance of the Indenture or this Agreement, the issue and sale of the Securities, the consummation of the other transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Issuer or the terms of any indenture or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or bound, or any statute, rule, order or regulation applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer or any of its subsidiaries; and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

                           (j) This Agreement has been duly authorized, executed and delivered by the Issuer.

                           (k) The Issuer and its subsidiaries have all necessary franchises or permits for natural gas operations in all communities now served, except as set forth in the Registration Statement and except where the failure to be so authorized by franchise or permit does not materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business; and the franchises of the Issuer and its subsidiaries referred to in the Registration Statement are good and valid except for and subject only to such defects as may be set forth or referred to in the Registration Statement, and such others as do not materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business, and said franchises impose no materially burdensome restrictions.

                           (l) The Issuer is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  3. APPOINTMENT AS AGENTS; AGREEMENT OF AGENTS; SOLICITATIONS AS AGENTS.

                  (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to any Agent, the Issuer shall not, without the consent of any such Agent, solicit or accept offers to purchase Securities otherwise than through one of the Agents (except as contemplated by Section 11 hereof); provided, however, that, subject to all of the terms and conditions of this Agreement and any agreement contemplated by Section 11 hereof, the foregoing shall not be construed to prevent the Issuer from (i) selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities, and, in the case of such sales, no commission will be payable to the Agents with respect to such sales or (ii) soliciting and accepting offers to purchase Registered Securities directly on its own behalf in transactions with persons other than the Agents, and, in the case of any such sales not resulting from a solicitation made by any Agent, no commission will be payable to the Agents with respect to such sale.

                  (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to use its reasonable best efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

                  Upon receipt of notice from the Issuer as contemplated by
Section 4(b) hereof, each Agent shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

                  The Issuer reserves the right, in its sole discretion, to instruct the Agents to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. As soon as reasonably practicable, but in any event not later than one Business Day after receipt of notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

                  The Agents are authorized to solicit offers to purchase Securities as described in the Prospectus, as amended or supplemented and only in a minimum aggregate amount of $100,000. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

                  No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

                  (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

                  (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and the Agents promptly confirmed in writing. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect, and will furnish the Trustee a copy of the Procedures promptly after any change therein.

                  (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

                  (f) Each Agent agrees to keep and maintain confidential any information provided by the Issuer pursuant to the second sentence of Section 4(c) or Section 4(g) and known by such Agent to be non-public, until such information is announced or otherwise disclosed to the general public.

                  4. CERTAIN AGREEMENTS OF THE ISSUER. The Issuer agrees with the Agents that it will furnish to Orrick, Herrington & Sutcliffe LLP, counsel for the Agents, one (1) signed copy and three conformed copies of the Registration Statement, including all exhibits, in the form that they became effective and of all amendments thereto and that, in connection with each offering of Securities,

                           (a) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent); and the Issuer will also advise each Agent of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                           (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act and no suspension of solicitation of offers to purchase Securities pursuant to Section 3(b) or this Section 4(b) shall be in effect (any such time and any time when either any Agent shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Agent to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will supply any such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Agent shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will supply any such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. Neither the Agents' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                           (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each Agent with copies of all other press releases or announcements to the general public. The Issuer will immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Issuer or any proposal to downgrade the rating of the Securities or any other debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

                           (d) As soon as practicable, after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, but in any event not later than the Applicable Availability Date (as defined below), the Issuer will make generally available to its security-holders an earnings statement covering a period of at least 12 months beginning after the Applicable Effective Date (as defined below) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence only, "Applicable Effective Date" means the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance, and (iii) the date of filing of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, and "Applicable Availability Date" means (A) the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Applicable Effective Date or (B) if such fourth fiscal quarter is the last quarter of the Issuer's fiscal year, the 90th day after the end of such fourth fiscal quarter.

                           (e) The Issuer will furnish to each Agent copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

                           (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in connection therewith the Issuer shall not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified other than the State of New York or to file a general consent to service of process in any jurisdiction.

                           (g) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Agents may reasonably request; provided, however, that the Issuer need furnish exhibits to the reports specified in clause (ii) only to the extent requested by the Agents.

                           (h) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement or any agreement contemplated by Section 11 hereof and will reimburse each Agent for any expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by each Agent in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), for costs incurred by each Agent in advertising any offering of Securities and for each Agent's reasonable expenses (including the reasonable fees and disbursements of counsel to the Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

                  5. CONDITIONS OF OBLIGATIONS. The obligation of each Agent, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

                           (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

                           (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omit to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading, other than any statement contained in, or other matter omitted from, the Registration Statement or Prospectus in reliance upon, and in conformity with, information furnished in writing by the Agents to the Issuer expressly for use in the Registration Statement or Prospectus.

                           (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer and its subsidiaries on a consolidated basis which, in the judgment of such Agent, makes it impracticable or inadvisable to proceed with the soliciting of offers to purchase the Securities as contemplated by the Registration Statement or the Prospectus, (ii) any downgrading in the rating of the Securities or any other debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than any announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market if, in the judgment of such Agent, any such event or any condition giving rise thereto or existing concurrently therewith makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase, or sales of, Securities on the terms and in the manner contemplated by the applicable Pricing Supplement and the Prospectus; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of hostilities, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Securities on the terms and in the manner contemplated by the applicable Pricing Supplement and the Prospectus.

                           (d) At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of Nelson, Mullins, Riley & Scarborough, L.L.P., counsel for the Issuer, to the effect that:

                                    (i) The Issuer and each of its Subsidiaries
                  has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business; and all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the best knowledge of such counsel, any other security interest, claim, lien or encumbrance;

                                    (ii) The Indenture has been duly authorized,
                  executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                                    (iii) Any series of Securities established
                  on or prior to the date of such opinion has been duly authorized and established in conformity with the Indenture, the Master Note has been duly executed by the Company and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture and Agency Agreement, and communicated to the Trustee as provided in the Officer's Certificate delivered pursuant to
                  Section 2.01 and 2.04 of the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will have been duly issued and will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Securities, when so issued and delivered and sold, will conform, in all material respects, to the description thereof contained in the Prospectus, it being understood that such counsel may assume that at the time of the issuance, sale and delivery of each Security (a) the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security, and (b) that neither of the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any then applicable law, any agreement or instrument then binding upon the Issuer or any restriction then imposed by any court or governmental body having jurisdiction over the Issuer;

                                    (iv) To the best knowledge of such counsel,
                  there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries of a character required to be disclosed in the Registration Statement by Item 103 of Regulation S-K which is not disclosed in the Prospectus, there is no statute required to be described in the Prospectus that is not described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown;

                                    (v) The Registration Statement has become
                  effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that the Registration Statement or the Prospectus, or any amendment or supplement, as of their respective effective or issue dates and at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus and that such counsel may rely solely on certificates of officers of the Issuer with respect to statistical data contained in the Registration Statement or the Prospectus;

                                    (vi) The Issuer's authorized equity
                  capitalization is as set forth in the Prospectus (if contained therein);

                                    (vii) No consent, approval, authorization or
                  order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and as may be required under state securities laws and such other approvals (specified in such opinion) as have been obtained (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the Prospectus or the forms of Securities examined by such counsel would not require the Issuer to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security);

                                    (viii) The execution, delivery and
                  performance of the Indenture or this Agreement, the issue and sale of the Securities, the consummation of the other transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Issuer or the terms of any indenture or other agreement or instrument known to such counsel and to which the Issuer or any of its subsidiaries is a party or bound, or any statute, rule, order or regulation known to such counsel to be applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer or any of its subsidiaries; and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the Prospectus or the forms of Securities examined by such counsel will not cause the issuance, sale or delivery of such Security, the terms of such Security, or the compliance by the Issuer with such terms, to violate any of the court orders or laws specified in this paragraph or to result in a default under or a breach of any of the agreements specified in this paragraph);

                                    (ix) This Agreement has been duly
                  authorized, executed and delivered by the Issuer;

                                    (x) The Issuer and its subsidiaries have all
                  necessary franchises or permits for natural gas operations in all communities now served, except as set forth in the Registration Statement and except where the failure to be so authorized by franchise or permit does not, in the opinion of such counsel, materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business; and the franchises of the Issuer and its subsidiaries referred to in the Registration Statement are good and valid except for and subject only to such defects as may be set forth or referred to in the Registration Statement, and such others as do not, in the opinion of such counsel, materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business, and said franchises impose no materially burdensome restrictions; and

                                    (xi) To the best knowledge of such counsel,
                  the Issuer is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           In rendering such opinion, such counsel may (A) state, except as to certain matters involving the absence of the need to obtain the approvals of the South Carolina Public Service Commission and the Tennessee Regulatory Authority for the transactions contemplated herein, its opinion is limited to the federal laws of the United States and the laws of the State of North Carolina and (B) rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuer and public officials.

                           (e) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus.

                           (f) At the Closing Date, the Agents shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                                    (i) In their opinion, the financial
                  statements and schedules examined by them and included in the Registration Statement and Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                                    (ii) On the basis of a reading of the latest
                  available interim financial statements of the Issuer; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit committee of the Company and Subsidiaries; and inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                             (A) the unaudited consolidated
                           financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modification should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles as applied in the United States;

                                             (B) the unaudited capsule
                           information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which such capsule information was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                                             (C) at the date of the latest
                           available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock (except for the issuance of common stock under the Company's Employee Stock Purchase Plan, Executive Long-Term Incentive Plan and Dividend Reinvestment and Stock Purchase Plan) or any increase in short-term indebtedness or long-term debt of the Issuer and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                             (D) for the period from the date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, utility operating income, or net income, or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                                    (iii) They have compared specified dollar
                  amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                           (g) The Agents shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus, the conclusions of law set forth under the caption "United States Taxation" in the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling their, to pass upon such matters. In rendering such opinion, Orrick, Herrington & Sutcliffe LLP may rely as to the matters relating to state regulatory consents and approvals upon the opinion of Nelson, Mullins, Riley & Scarborough, L.L.P., counsel for the Issuer.

                           (h) Subsequent to the execution of this Agreement (1) the Issuer shall not have received notice that either Moody's Investors Service Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") intends to reduce, or is considering a reduction in, the ratings of any of the Issuer's debt securities unless Moody's or S&P's intention to so reduce or consideration of such a reduction is then publicly known and (2) the Issuer's debt securities shall be rated as investment grade debt by Moody's and S&P.

                  The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they may reasonably request.

                  6. ADDITIONAL COVENANTS OF THE ISSUER. The Issuer agrees that:

                           (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

                           (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur during a Marketing Time, or (B) at or immediately prior to commencement of the next Marketing Time if such amendment or supplement shall not occur during a Marketing Time, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e); provided, however, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate.

                           (c) At each Representation Date referred to in
         Section 6(b), the Issuer shall (A) concurrently if such Representation Date shall occur during a Marketing Time, or (B) at or immediately prior to commencement of the next Marketing Time if such Representation Date shall not occur during a Marketing Time, furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered under Section 5(d) or this
         Section 6(c); provided further, however, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such opinion or opinions and shall state that the Securities sold in the relevant Applicable Period have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant settlement date or dates for the sale of such Securities. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered pursuant to this Section 6(c) the period commencing on the date of the most recent prior opinion delivered under Section 5(d) or this Section 6(c) and ending on the date of delivery of the opinion to be delivered pursuant to this Section 6(c).

                           (d) At each Representation Date referred to in
         Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Deloitte & Touche LLP (A) concurrently if such Representation Date shall occur during a Marketing time, or (B) at or immediately prior to commencement of the next Marketing Time if such Representation Date shall not occur during a Marketing Time, to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of delivery of such letter, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered by Deloitte & Touche LLP pursuant to Section 5(f) or this Section 6(d); provided further, however, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of deliver of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

                           (e) On each settlement date for the sale of Securities, the Issuer shall, if requested by the Agent that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Agent, to the effect set forth in clauses (i), (ii) and (iii) of Section 5(d) hereof; provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such settlement date and shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

                           (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and
         (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

                  7. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Issuer will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable to such Agent in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Agent has notified the Issuer in writing that such information should no longer be used therein.

                  (b) Each Agent will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Issuer in writing that such information should no longer be used therein. The Issuer acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in any preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of such Agent for inclusion in the documents referred to in the forgoing indemnity, and you as Agents confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above unless and to the extent such failure prejudices the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Agents in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (ii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all of the Agents pursuant to this Agreement, and not joint.

                  (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Issuer), to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

                  8. STATUS OF EACH AGENT. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11), each Agent is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. Each Agent will use its reasonable best efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

                  9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this

Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Agents pursuant to
Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities acquired pursuant to Section 11 hereof and shall have informed the Issuer of its intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(e) and 4(f) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

                  10. TERMINATION. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

                  11. PURCHASES AS PRINCIPAL. From time to time, any Agent may agree with the Issuer to purchase Securities from the Issuer as principal and (unless the Issuer and such Agent may otherwise agree) such purchase shall be made in accordance with the terms of a separate agreement (a "Purchase Agreement") in the form attached hereto as Exhibit C (or any such other form as may be agreed to between the Issuer and such Agent) with such additional provisions relating to the terms of the Securities and of the purchase and sale (and, if applicable, resale) thereof as shall be set forth in the Purchase Information delivered pursuant to the Procedures, and such Agent's compensation shall, unless otherwise agreed between the Issuer and such Agent, be the amount thereof set forth in the Pricing Supplement. For the purposes of Section 12 of this Agreement the term "Purchaser" shall refer to each of you acting solely as principal hereunder and not as agent.

                  12. CONDITIONS TO THE OBLIGATIONS OF A PURCHASER. The obligations of a Purchaser to purchase Securities pursuant to any Purchase Agreement will be subject to the accuracy of the representations and warranties on the part of the Issuer herein as of the date of the respective Purchase Agreement and as of the settlement date for the sale of such Securities, to the performance and observance by the Issuer of all covenants and agreements herein and therein contained on its part to be performed and observed and to the following additional conditions precedent:

                           (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                           (b) Except to the extent modified by the respective Purchase Agreement, the Purchaser shall have received, appropriately updated in a manner consistent with Section 5 hereof, (i) a certificate of the Issuer, dated as of the settlement date, to the effect set forth in Section 5(e), (ii) the opinion or opinions of Nelson, Mullins,

         Riley & Scarborough, L.L.P., counsel to the Issuer, dated as of the settlement date, to the effect set forth in Section 5(d),(iii) the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Purchaser, dated as of the settlement date, to the effect set forth in
         Section 5(g) and (iv) letter of Deloitte & Touche, dated as of the settlement date, to the effect set forth in Section 5(f).

                           (c) The conditions set forth in Section 5(c) shall have been satisfied.

                           (d) Prior to the settlement date, the Issuer shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                           (e) Subsequent to the execution of any Purchase Agreement, there shall not have been any decrease in the ratings of any of the Issuer's debt securities by Moody's, S&P or D&P.

                  If any of the conditions specified in this Section 12 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in the Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, the Purchase Agreement and all obligations of the Purchaser thereunder may be canceled at, or at any time prior to, the respective settlement date by the Purchaser. Notice of such cancellation shall be given to the Issuer in writing or by telephone or transmitted by any standard form of telecommunication confirmed in writing.

                  13. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to _______________________ shall be directed to it at ________________________, Attention: _________________; notices to
___________________ shall be directed to it at ______________________________,
Attention: _______________________; notices to ___________________ shall be directed to it at _______________________, Attention: _______________________,
and notices to the Issuer shall be directed to it at 1915 Rexford Road, Charlotte, North Carolina 28211, Attention: Ted C. Coble, Vice President and Treasurer; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 13. Any such notice shall take effect at the time of receipt.

                  14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

                  15. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                         Very truly yours,

                                         PIEDMONT NATURAL GAS COMPANY, INC.


                                         By:
                                                --------------------------------
                                                Name:
                                                Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:


[                                        ]


By:
     ----------------------------------------
     Name:
     Title:


[                                        ]


By:
     ----------------------------------------
     Name:
     Title:


[                                        ]


By:
     ----------------------------------------
     Name:
     Title:

                                                                       EXHIBIT A

         The Issuer agrees to pay each Agent a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:

                                                       Commission Rate
                                                     (as a percentage of
         Term                                         principal amount)
         ----                                         -----------------


         From 9 months to less than 1 year                  .125%
         From 1 year to less than 18 months                 .150
         From 18 months to less than 2 years                .200
         From 2 years to less than 3 years                  .250
         From 3 years to less than 4 years                  .350
         From 4 years to less than 5 years                  .450
         From 5 years to less than 6 years                  .500
         From 6 years to less than 7 years                  .550
         From 7 years to less than 10 years                 .600
         From 10 years to less than 15 years                .625
         From 15 years to less than 20 years                .700
         From 20 years to 30 years                          .750
         Greater than 30 years                    To be determined at the
                                                  time of sale

                                                                       EXHIBIT B



                            ADMINISTRATIVE PROCEDURES

                                                                       EXHIBIT C

                               PURCHASE AGREEMENT

                                                                 _________, 200_

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

Attention: Ted C. Coble, Vice President
                         and Treasurer

         The undersigned agrees to purchase the following principal amount of the Securities described in the Agency Agreement dated _________, 200_ (the "Agency Agreement"):

Principal Amount                    $________________
Interest Rate                       ___%
Maturity Date                       ____________
Discount                            __% of Principal Amount
Price to be paid to Issuer (in
immediately available funds)        $________________
Commission to Agent                 $________________
Settlement Date                     __________

         Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent and Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

         This Agreement incorporates by reference all of the provisions of the Agency Agreement, (including any amendment entered into pursuant thereto by the Issuer and the undersigned Agent, to the extent applicable), except provisions of the Agency Agreement relating specifically to solicitation by the Agents, as Agents, and except that (i) the last sentence of Section 7(d) shall not be applicable; and (ii) the term "this Agreement", as used in Section 7(d) of the Agency Agreement, shall be deemed to refer to this Agreement (and not the Agency Agreement) except that in the fifth sentence such term shall be deemed to refer to the Agency Agreement. [Insert other appropriate changes.] You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

         Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall be deemed to be made as of the date of this Purchase Agreement and references to the Registration Statement and Prospectus shall be deemed to relate to the Registration Statement and the Prospectus as amended at such Settlement Date specified above) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

                  (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (g) of
         Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date hereof and at the time of settlement on such Settlement Date and except that the opinion described in Section 5(d) shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of
         Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date; and

                  (b) there shall not have occurred between the date hereof and the above Settlement Date (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in our judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Securities of any other debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of the Securities or any other debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market if, in our judgment, any such event or any condition giving rise thereto or existing concurrently therewith makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase, or sales of, Securities on the terms and in the manner contemplated by the applicable Pricing Supplement and the Prospectus; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of hostilities, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities on the terms and in the manner contemplated applicable Pricing Supplement and the Prospectus.

         In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

         [Insert appropriate provisions as agreed to between the parties hereto regarding responsibility for expenses.]

         If for any reason our purchase of the above Securities is not consummated, the respective obligations of you and the undersigned pursuant to
Section 7 shall remain in effect.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

                                             [INSERT NAME OF PURCHASER]




                                             By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:

PIEDMONT NATURAL GAS COMPANY, INC.




By:
   ---------------------------------------------------------
Name:
Title: